Exhibit 99.1

STOCK REPURCHASE AND AMENDMENT AGREEMENT

  This Amendment Agreement (the "Amendment") is made and entered into as of January 17, 2003 (the "Amendment Effective Date"), by and between Transkaryotic Therapies, Inc., a Delaware corporation ("TKT"), and Cell Genesys, Inc., a Delaware corporation ("CELL GENESYS"). TKT and CELL GENESYS may be referred to herein as a "Party" or, collectively, as "Parties".

  A. CELL GENESYS and TKT are party to that certain License Agreement dated June 7, 2002 pursuant to which CELL GENESYS licensed to TKT rights to certain technology (the "License Agreement") and that certain Stock Purchase Agreement dated June 7, 2002 (the "Stock Purchase Agreement").

  B. In partial consideration for the license granted to TKT by CELL GENESYS, TKT issued to CELL GENESYS Three-Hundred Sixty Six Thousand Nine Hundred Twenty Eight (366,928) shares of TKT Common Stock, subject to adjustment in accordance with the terms of the Stock Purchase Agreement (the "Upfront Shares").

  C. The number of Upfront Shares was calculated to give effect to the agreement of the parties that the value of the Upfront Shares would equal $15,000,000.

  D. Pursuant to the Stock Purchase Agreement, TKT agreed to use commercially reasonable efforts to register the Upfront Shares under the Securities Act of 1933, as amended, but such shares are not yet registered. In addition, the number of Upfront Shares is subject to adjustment at the time of registration based on the average closing price of TKT common stock for a specific time period, as provided in the Stock Purchase Agreement.

  E. The Parties desire to effect a rescission of the obligation by TKT to issue the Upfront Shares, and replace such obligation with a cash payment by TKT to CELL GENESYS. In connection therewith, the Parties desire that (i) CELL GENESYS sell to TKT and TKT repurchase from CELL GENESYS the Upfront Shares, and (ii) the terms of the License Agreement and of the Stock Purchase Agreement be amended, as provided herein, to eliminate the requirement to register the Upfront Shares and adjust the number of Upfront Shares, all for aggregate consideration of $15,000,000.

AGREEMENT

  In consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt of which is hereby acknowledged, CELL GENESYS and TKT hereby agree as follows:

  SECTION 1. Amendment of the Stock Purchase Agreement

  TKT shall have no further obligation under the Stock Purchase Agreement to (i) issue any shares of its common stock pursuant to the adjustment provisions of Section 1.2 or (ii) register the Upfront Shares. In connection with the repurchase of the Upfront Shares, the Parties hereby agree that the terms of the Stock Purchase Agreement are hereby amended as provided below, to eliminate the requirement that the Upfront Shares be adjusted under certain circumstances and to eliminate TKT's obligation to register the Upfront Shares To the extent that the Stock Purchase Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Stock Purchase Agreement are contrary to or conflict with the following provisions. Where the Stock Purchase Agreement is not explicitly amended, the terms of the Stock Purchase Agreement will remain in force.

  Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings given them in the Stock Purchase Agreement.

    1.1 Amendment of Section 1.1(a) of the Stock Purchase Agreement. The words "subject to adjustment pursuant to Section 1.2" are hereby deleted from Section 1.1(a) of the Stock Purchase Agreement.

    1.2 Deletion of Section 1.2. Section 1.2 of the Stock Purchase Agreement is hereby deleted in its entirety.

    1.3 Amendment of Section 8.1(a) of the Stock Purchase Agreement. Section 8.1(a) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

    "`Registrable Shares' shall mean all Shares issued pursuant to this Agreement (which, for greater certainty, shall include the First Milestone Shares and the Second Milestone Shares, when issued) and any other shares of Common Stock issued or issuable in respect to the Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, adjustments pursuant to this Agreement or similar events), provided, however, that `Registrable Shares' shall not include the Up Front Shares;"

    1.4 CELL GENESYS' Authority to Sell the Upfront Shares.

    (a) CELL GENESYS has good and marketable title to the Upfront Shares which are to be transferred to TKT by CELL GENESYS pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever, other than those existing under the terms of the Stock Purchase Agreement.

    (b) CELL GENESYS has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to TKT at the Closing the Upfront Shares to be sold hereunder and, upon consummation of the purchase contemplated hereby, TKT will acquire from CELL GENESYS good and marketable title to such Upfront Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever, other than those existing under the terms of the Stock Purchase Agreement.

  SECTION 2. Amendment of the License Agreement

  In connection with the repurchase of the Upfront Shares and the amendments to the Stock Purchase Agreement contemplated by Section 1 hereof, the Parties hereby agree that TKT shall have no further obligation to issue any shares of its common stock as the initial license fee under Section 4.1 of the License Agreement or make any other payments as the initial license fee under Section 4.1 of the License Agreement and that the terms of the License Agreement are hereby amended as provided below, to delete the references therein to the Upfront Shares, the requirement that the Upfront Shares be adjusted under certain circumstances and the obligation of TKT to register the Upfront Shares. To the extent that the License Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the License Agreement are contrary to or conflict with the following provisions. Where the License Agreement is not explicitly amended, the terms of the License Agreement will remain in force.

    2.1 Amendment of Exhibit A to the License Agreement. Exhibit A to the License Agreement is hereby amended to give affect to the amendments to the Stock Purchase Agreement described in Section 1 hereof.

  SECTION 3.  Repurchase of Upfront Shares

    3.1 Purchase and Sale. TKT will repurchase from CELL GENESYS, and CELL GENESYS will sell to TKT, all of the Upfront Shares, comprised of Three-Hundred Sixty Six Thousand Nine Hundred Twenty Eight (366,928) shares of TKT Common Stock, par value $0.01 per share, and CELL GENESYS will agree to the amendment of the Stock Purchase Agreement and the License Agreement, as set forth herein, for aggregate consideration of Fifteen Million Dollars ($15,000,000) paid by TKT to CELL GENESYS (the "Repurchase Price").

    3.2 Closing. The closing of the repurchase and sale of the Upfront Shares pursuant to this Amendment shall be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, on the Amendment Effective Date (such date is hereinafter referred to as the "Repurchase Closing").

    3.3 Delivery. At the Repurchase Closing, subject to the terms and conditions hereof, CELL GENESYS will deliver the stock certificate or certificates representing the Upfront Shares, against payment of the Repurchase Price therefore by wire transfer of immediately available funds to CELL GENESYS.

  SECTION 4. Release and Waiver

    4.1 Release by CELL GENESYS. Effective upon completion of the Repurchase Closing, CELL GENESYS, on behalf of itself and its affiliates, assigns, agents and shareholders, releases and forever discharges TKT and its officers, directors, shareholders, agents, affiliates, attorneys and employees from any claims, causes of actions, damages, losses, or liabilities (collectively, the "Claims") of any kind or nature, known or unknown, direct, indirect, or derivative, accrued or unaccrued, that CELL GENESYS or any of its affiliates, assigns, agents, or shareholders had, have, or hereafter may have concerning, arising from or in any way related to the Upfront Shares, including without limitation, any Claims concerning, arising from or in any way related to Sections 1.1(a), 1.2 and 8.2 of the Stock Purchase Agreement.

    4.2 Waiver and Release by TKT. Effective upon the Repurchase Closing, TKT waives all restrictions on Transfer of the Upfront Shares imposed by the Stock Purchase Agreement. Effective upon completion of the Repurchase Closing, TKT, on behalf of itself and its affiliates, assigns, agents and shareholders, releases and forever discharges CELL GENESYS and its officers, directors, shareholders, agents, affiliates, attorneys and employees from any Claims of any kind or nature, known or unknown, direct, indirect, or derivative, accrued or unaccrued, that TKT or any of its affiliates, assigns, agents, or shareholders had, have, or hereafter may have concerning, arising from or in any way related to the Upfront Shares, including without limitation, any Claims concerning, arising from or in any way related to Sections 4.2 and 4.3 of the Stock Purchase Agreement, to the extent related to the Upfront Shares.

  SECTION 5. Miscellaneous.

    5.1 Waivers and Amendments. Neither this Amendment nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Parties.

    5.2 Headings. The headings of the various sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment.

    5.3 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Amendment.

    5.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and performed entirely in the State of Delaware by Delaware residents, without regard to conflicts of law principles.

    5.5 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[Signature page follows.]

In Witness Whereof, the Parties hereto have executed this Amendment in duplicate originals by their authorized officers as of the Amendment Effective Date.

Transkaryotic Therapies, Inc. By: /s/ Richard F. Selden Name: Richard F. Selden Title: President	Cell Genesys, Inc. By: /s/ Robert H. Tidwell Name: Robert H. Tidwell Title: Senior Vice President